PIMCO Variable Insurance Trust
Supplement Dated March 3, 2014 to the Administrative Class
Prospectus, Institutional Class Prospectus, and Advisor Class and
Class M Prospectus dated April 30, 2013, as supplemented from time to time (the "Prospectuses")
Disclosure Related to the PIMCO Global Multi-Asset Portfolio and
PIMCO Global Multi-Asset Managed Volatility Portfolio (the
"Portfolios")
IMPORTANT NOTICE REGARDING CHANGE IN
PORTFOLIO NAME, INVESTMENT OBJECTIVES AND
INVESTMENT STRATEGIES
     Effective April 30, 2014, all references to the PIMCO Global Multi-Asset Portfolio's name in the Prospectuses are deleted and replaced with:
PIMCO Global Multi-Asset Managed Allocation Portfolio
     In addition, effective April 30, 2014, the "Investment Objective" section of the PIMCO Global Multi-Asset Portfolio's Portfolio
Summary in each Prospectus is deleted in its entirety and replaced with the following:
The Portfolio seeks total return which exceeds that of a blend of 60% MSCI World Index/40% Barclays U.S. Aggregate Index.
     In addition, effective April 30, 2014, the third paragraph of the "Principal Investment Strategies" section of the PIMCO Global Multi-Asset Portfolio's Portfolio Summary in each Prospectus is deleted in its entirety and replaced with the following:
The Portfolio seeks concurrent exposure to a broad spectrum of asset classes and other investments. The Portfolio will typically invest 50% to 70%, and under normal circumstances will invest a minimum of 20%, of its total assets in equity-related investments (including investment in common stock, preferred stock, equity securities of real estate investment trusts and/or investment in the Domestic Equity-Related Underlying PIMCO Funds, the International Equity-Related Underlying PIMCO Funds and the PIMCO RealEstateRealReturn
Strategy Fund, an Underlying PIMCO Fund and in other equity-related Acquired Funds). The Portfolio may invest up to 5% of its total assets in real estate investment trusts. With respect to its direct or indirect (through a fund) investments in equity securities, there is no limitation on the market capitalization range of the issuers in which the Portfolio may invest. The Portfolio may invest up to 5% of its total assets in commodity-related investments (including investment in the PIMCO
Cayman Commodity Portfolio II Ltd., a wholly-owned subsidiary of the Portfolio organized under the laws of the Cayman Islands (the
"GMAMA Subsidiary"), and the PIMCO CommoditiesPLUS(r) Short
Strategy Fund, PIMCO CommoditiesPLUS(r) Strategy Fund, PIMCO CommodityRealReturn Strategy Fund(r), Underlying PIMCO Funds).
The GMAMA Subsidiary is advised by PIMCO and primarily invests in commodity-linked derivative instruments backed by a portfolio of inflation-indexed securities and other Fixed Income Instruments. As discussed in greater detail elsewhere in this prospectus, the GMAMA Subsidiary (unlike the Portfolio) may invest without limitation in commodity-linked swap agreements and other commodity-linked derivative instruments. The Portfolio may invest up to 25% of its total assets in the GMAMA Subsidiary. The Portfolio may invest up to 10% of its total assets in equity securities that are economically tied to emerging market countries. The Portfolio's combined investments in equity securities tied to emerging markets countries, commodity-related investments and real estate investment trusts will normally not exceed 15% of its total assets.
The Portfolio may invest up to 15% of its total assets in Fixed Income Instruments that are economically tied to emerging market countries.
The Portfolio may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors
Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Ratings Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Portfolio may invest in mortgage-related securities rated below B). The average portfolio duration of this Portfolio normally varies from 0-6 years. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. The longer a security's duration, the more sensitive it will be to changes in interest rates. The Portfolio may invest up to 30% of its total assets in Fixed Income Instruments denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its exposure to emerging markets' currencies to 15% of its total assets. The Portfolio may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.
     In addition, effective April 30, 2014, the PIMCO Global Multi-
Asset Portfolio's secondary benchmark index is the 60% MSCI World
Index/40% Barclays U.S. Aggregate Index.
     In addition, effective April 30, 2014, the "Investment Objective" section of the PIMCO Global Multi-Asset Managed Volatility
Portfolio's Portfolio Summary in each Prospectus is deleted in its entirety and replaced with the following:
The Portfolio seeks total return which exceeds that of a blend of 60%
MSCI World Index/40% Barclays U.S. Aggregate Index with explicit management of overall portfolio volatility.
     In addition, effective April 30, 2014, the fourth paragraph of the "Principal Investment Strategies" section of the PIMCO Global Multi-
Asset Managed Volatility Portfolio's Portfolio Summary in each
Prospectus is deleted in its entirety and replaced with the following:
The Portfolio seeks concurrent exposure to a broad spectrum of asset classes and other investments. The Portfolio will typically invest 50% to 70%, and under normal circumstances will invest a minimum of 20%, of its total assets in equity-related investments (including, but not limited to, investments in common stock, preferred stock, equity securities of real estate investment trusts and/or investment in the Domestic Equity-Related Underlying PIMCO Funds, the International Equity-Related Underlying PIMCO Funds and the PIMCO
RealEstateRealReturn Strategy Fund, an Underlying PIMCO Fund, and in other equity-related Acquired Funds). The Portfolio may invest up to 5% of its total assets in real estate investment trusts. With respect to its direct or indirect (through a fund) investments in equity securities, there is no limitation on the market capitalization range of the issuers in which the Portfolio may invest. The Portfolio may invest up to 5% of its total assets in commodity-related investments (including investment in the PIMCO Cayman Commodity Portfolio IV, Ltd., a wholly owned subsidiary of the Portfolio organized under the laws of the Cayman
Islands (the "GMAMV Subsidiary"), and the PIMCO
CommoditiesPLUS(r) Short Strategy Fund, PIMCO CommoditiesPLUS(r)
Strategy Fund, PIMCO Commodity RealReturn Strategy Fund(r),
Underlying PIMCO Funds). The GMAMV Subsidiary is advised by
PIMCO and primarily invests in commodity-linked derivative instruments backed by a portfolio of Fixed Income Instruments. As discussed in greater detail elsewhere in this prospectus, the GMAMV Subsidiary (unlike the Portfolio) may invest without limitation in commodity-linked swap agreements and other commodity-linked derivative instruments. The Portfolio may invest up to 25% of its total assets in the GMAMV Subsidiary. The Portfolio may invest up to 10% of its total assets in equity securities that are economically tied to emerging market countries. The Portfolio's combined investments in equity securities tied to emerging markets countries, commodity-related investments and real estate investment trusts will normally not exceed
15% of its total assets.
The Portfolio may invest up to 15% of its total assets in Fixed Income Instruments that are economically tied to emerging market countries.
The Portfolio may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors
Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Ratings Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Portfolio may invest in mortgage-related securities rated below B). The average portfolio duration of this Portfolio normally varies from 0-6 years. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. The longer a security's duration, the more sensitive it will be to changes in interest rates. The Portfolio may invest up to 30% of its total assets in Fixed Income Instruments denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its exposure to emerging markets' currencies to 15% of its total assets. The Portfolio may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.

     In addition, effective April 30, 2014, the PIMCO Global Multi-Asset Managed Volatility Portfolio's secondary benchmark index is the 60% MSCI World Index/40% Barclays U.S. Aggregate Index.
Investors Should Retain This Supplement for Future Reference
PVIT_SUPP1_030314

PIMCO Variable Insurance Trust
Supplement Dated March 3, 2014 to the PIMCO Global Multi-
Asset Portfolio Administrative Class Prospectus, PIMCO Global
Multi-Asset Portfolio Institutional Class Prospectus and PIMCO
Global Multi-Asset Portfolio Advisor Class Prospectus, each dated
April 30, 2013, as supplemented from time to time (the
"Prospectuses")
IMPORTANT NOTICE REGARDING CHANGE IN
PORTFOLIO NAME, INVESTMENT OBJECTIVES AND
INVESTMENT STRATEGIES
     Effective April 30, 2014, all references to the Portfolio's name in the Prospectuses are deleted and replaced with:
PIMCO Global Multi-Asset Managed Allocation Portfolio
     In addition, effective April 30, 2014, the "Investment Objective" section of the Portfolio's Portfolio Summary in each Prospectus is deleted in its entirety and replaced with the following:
The Portfolio seeks total return which exceeds that of a blend of 60%
MSCI World Index/40% Barclays U.S. Aggregate Index.
     In addition, effective April 30, 2014, the third paragraph of the "Principal Investment Strategies" section of the Portfolio's Portfolio Summary in each Prospectus is deleted in its entirety and replaced with the following:
The Portfolio seeks concurrent exposure to a broad spectrum of asset classes and other investments. The Portfolio will typically invest 50% to 70%, and under normal circumstances will invest a minimum of 20%, of its total assets in equity-related investments (including investment in common stock, preferred stock, equity securities of real estate investment trusts and/or investment in the Domestic Equity-
Related Underlying PIMCO Funds, the International Equity-Related Underlying PIMCO Funds and the PIMCO RealEstateRealReturn
Strategy Fund, an Underlying PIMCO Fund and in other equity-related Acquired Funds). The Portfolio may invest up to 5% of its total assets in real estate investment trusts. With respect to its direct or indirect (through a fund) investments in equity securities, there is no limitation on the market capitalization range of the issuers in which the Portfolio may invest. The Portfolio may invest up to 5% of its total assets in commodity-related investments (including investment in the PIMCO
Cayman Commodity Portfolio II Ltd., a wholly-owned subsidiary of the Portfolio organized under the laws of the Cayman Islands (the
"GMAMA Subsidiary"), and the PIMCO CommoditiesPLUS(r) Short
Strategy Fund, PIMCO CommoditiesPLUS(r) Strategy Fund, PIMCO CommodityRealReturn Strategy Fund(r), Underlying PIMCO Funds).
The GMAMA Subsidiary is advised by PIMCO and primarily invests in commodity-linked derivative instruments backed by a portfolio of inflation-indexed securities and other Fixed Income Instruments. As discussed in greater detail elsewhere in this prospectus, the GMAMA Subsidiary (unlike the Portfolio) may invest without limitation in commodity-linked swap agreements and other commodity-linked derivative instruments. The Portfolio may invest up to 25% of its total assets in the GMAMA Subsidiary. The Portfolio may invest up to 10% of its total assets in equity securities that are economically tied to emerging market countries. The Portfolio's combined investments in equity securities tied to emerging markets countries, commodity-related investments and real estate investment trusts will normally not exceed
15% of its total assets.
The Portfolio may invest up to 15% of its total assets in Fixed Income Instruments that are economically tied to emerging market countries.
The Portfolio may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors
Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Ratings Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Portfolio may invest in mortgage-related securities rated below B). The average portfolio duration of this Portfolio normally varies from 0-6 years. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. The longer a security's duration, the more sensitive it will be to changes in interest rates. The Portfolio may invest up to 30% of its total assets in Fixed Income Instruments denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its exposure to emerging markets' currencies to 15% of its total assets. The Portfolio may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.
     In addition, effective April 30, 2014, the Portfolio's secondary benchmark index will be the 60% MSCI World Index/40% Barclays
U.S. Aggregate Index.
Investors Should Retain This Supplement for Future Reference
PVIT_SUPP2_030314

PIMCO Variable Insurance Trust
Supplement Dated March 3, 2014 to the
PIMCO Global Multi-Asset Managed Volatility Portfolio
Administrative Class Prospectus and
PIMCO Global Multi-Asset Managed Volatility Portfolio Advisor
Class Prospectus, each dated
April 30, 2013, as supplemented from time to time (the
"Prospectuses")
IMPORTANT NOTICE REGARDING CHANGE IN
INVESTMENT OBJECTIVES AND INVESTMENT
STRATEGIES
     Effective April 30, 2014, the "Investment Objective" section of the Portfolio's Portfolio Summary in each Prospectus is deleted in its entirety and replaced with the following:
The Portfolio seeks total return which exceeds that of a blend of 60%
MSCI World Index/40% Barclays U.S. Aggregate Index with explicit management of overall portfolio volatility.
     In addition, effective April 30, 2014, the fourth paragraph of the "Principal Investment Strategies" section of the Portfolio's Portfolio Summary in each Prospectus is deleted in its entirety and replaced with the following:
The Portfolio seeks concurrent exposure to a broad spectrum of asset classes and other investments. The Portfolio will typically invest 50% to 70%, and under normal circumstances will invest a minimum of 20%, of its total assets in equity-related investments (including, but not limited to, investments in common stock, preferred stock, equity securities of real estate investment trusts and/or investment in the Domestic Equity-Related Underlying PIMCO Funds, the International Equity-Related Underlying PIMCO Funds and the PIMCO
RealEstateRealReturn Strategy Fund, an Underlying PIMCO Fund, and in other equity-related Acquired Funds). The Portfolio may invest up to 5% of its total assets in real estate investment trusts. With respect to its direct or indirect (through a fund) investments in equity securities, there is no limitation on the market capitalization range of the issuers in which the Portfolio may invest. The Portfolio may invest up to 5% of its total assets in commodity-related investments (including investment in the PIMCO Cayman Commodity Portfolio IV, Ltd., a wholly owned subsidiary of the Portfolio organized under the laws of the Cayman
Islands (the "GMAMV Subsidiary"), and the PIMCO
CommoditiesPLUS(r) Short Strategy Fund, PIMCO CommoditiesPLUS(r)
Strategy Fund, PIMCO Commodity RealReturn Strategy Fund(r),
Underlying PIMCO Funds). The GMAMV Subsidiary is advised by
PIMCO and primarily invests in commodity-linked derivative instruments backed by a portfolio of Fixed Income Instruments. As discussed in greater detail elsewhere in this prospectus, the GMAMV Subsidiary (unlike the Portfolio) may invest without limitation in commodity-linked swap agreements and other commodity-linked derivative instruments. The Portfolio may invest up to 25% of its total assets in the GMAMV Subsidiary. The Portfolio may invest up to 10% of its total assets in equity securities that are economically tied to emerging market countries. The Portfolio's combined investments in equity securities tied to emerging markets countries, commodity-related investments and real estate investment trusts will normally not exceed
15% of its total assets.
The Portfolio may invest up to 15% of its total assets in Fixed Income Instruments that are economically tied to emerging market countries.
The Portfolio may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors
Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Ratings Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Portfolio may invest in mortgage-related securities rated below B). The average portfolio duration of this Portfolio normally varies from 0-6 years. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. The longer a security's duration, the more sensitive it will be to changes in interest rates. The Portfolio may invest up to 30% of its total assets in Fixed Income Instruments denominated in foreign currencies, and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio will normally limit its exposure to emerging markets' currencies to 15% of its total assets. The Portfolio may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.

     In addition, effective April 30, 2014, the Portfolio's secondary benchmark index will be the 60% MSCI World Index/40% Barclays
U.S. Aggregate Index.
Investors Should Retain This Supplement for Future Reference
PVIT_SUPP3_030314

PIMCO Variable Insurance Trust
Supplement dated March 3, 2014 to the
Statement of Additional Information dated April 30, 2013, as supplemented from time to time (the "SAI")
Disclosure Related to the PIMCO Global Multi-Asset Portfolio and
PIMCO Global Multi-Asset Managed Volatility Portfolio
IMPORTANT NOTICE REGARDING CHANGE IN
PORTFOLIO NAME, INVESTMENT OBJECTIVES AND
INVESTMENT STRATEGIES
     Effective April 30, 2014, all references to the PIMCO Global Multi-Asset Portfolio's name in the SAI are deleted and replaced with:
PIMCO Global Multi-Asset Managed Allocation Portfolio
     In addition, effective April 30, 2014, the first sentence of the fifth paragraph of the "Investment Objectives and Policies-Foreign
Securities" section of the SAI is deleted in its entirety and replaced with the following:
The PIMCO Diversified Income, PIMCO Emerging Markets Bond,
PIMCO Foreign Bond (Unhedged), PIMCO Foreign Bond (U.S.
Dollar-Hedged), PIMCO Global Advantage(r) Strategy Bond and
PIMCO Global Bond (Unhedged) Portfolios may invest, without limit, in securities and instruments that are economically tied to emerging market countries.
     In addition, effective April 30, 2014, the following sentences are added immediately following the third sentence of the fifth paragraph of the "Investment Objectives and Policies-Foreign Securities" section of the SAI:
Each of the PIMCO Global Multi-Asset Managed Allocation and
PIMCO Global Multi-Asset Managed Volatility Portfolios may invest up to 15% of its total assets in Fixed Income Instruments that are economically tied to emerging market countries. Each of the PIMCO
Global Multi-Asset Managed Allocation and PIMCO Global Multi-
Asset Managed Volatility Portfolios may invest up to 10% of its total assets in equity securities that are economically tied to emerging market countries.
     In addition, effective April 30, 2014, the following sentence is added immediately following the second sentence of the first paragraph of the "Investment Restrictions-Non-Fundamental Investment Restrictions-Currency Hedging" section of the SAI:
Each of the PIMCO Global Multi-Asset Managed Allocation and
PIMCO Global Multi-Asset Managed Volatility Portfolios will normally limit its exposure to emerging markets' currencies (from non-
U.S. dollar-denominated securities or currencies) to 15% of its total assets.
Investors Should Retain This Supplement for Future Reference
PVIT_SUPP4_030314

PIMCO Variable Insurance Trust
Supplement Dated March 3, 2014 to the
Administrative Class Prospectus, Institutional Class Prospectus, and Advisor Class and Class M Prospectus, each dated April 30,
2013, as supplemented from time to time (the "Prospectuses") Disclosure Related to the PIMCO Global Bond Portfolio
(Unhedged) (the "Portfolio")
     Effective immediately, the Portfolio's portfolio will be managed by Scott A. Mather. Therefore, effective immediately, the paragraph in the "Investment Adviser/Portfolio Manager" section in the Portfolio's Portfolio Summary in the Prospectuses is deleted and replaced with the following:
PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Scott A. Mather. Mr. Mather is a Managing Director of PIMCO, and he has managed the Portfolio since March 2014.
     In addition, effective immediately, disclosure concerning the portfolio manager of the Portfolio in the table in the "Management of the Portfolios-Individual Portfolio Managers" section of the Prospectuses is deleted and replaced with the following:








Portfolio

Portfolio
Manager(s)

Since

Recent Professional
Experience
PIMCO Foreign Bond
(Unhedged)

Scott A.
Mather

4/08*

Managing Director, PIMCO.
He is a member of PIMCO's
Investment Committee and
head of global portfolio
management. Mr. Mather
joined PIMCO in 1998.
PIMCO Foreign Bond
(U.S. Dollar-
Hedged)



2/08


PIMCO Global Bond
(Unhedged)



3/14



*
Inception of the Portfolio.
Investors Should Retain This Supplement for Future Reference
PVIT_SUPP5_030314

PIMCO Variable Insurance Trust
Supplement Dated March 3, 2014 to the
PIMCO Global Bond Portfolio (Unhedged) Administrative Class Prospectus, PIMCO Global Bond Portfolio (Unhedged)
Institutional Class Prospectus and PIMCO Global Bond Portfolio (Unhedged) Advisor Class Prospectus, each dated April 30, 2013, as supplemented from time to time (the "Prospectuses")
Disclosure Related to the PIMCO Global Bond Portfolio
(Unhedged) (the "Portfolio")
     Effective immediately, the Portfolio's portfolio will be managed by Scott A. Mather. Therefore, effective immediately, the paragraph in the "Investment Adviser/Portfolio Manager" section in the Portfolio's Portfolio Summary in the Prospectuses is deleted and replaced with the following:
PIMCO serves as the investment adviser for the Portfolio. The Portfolio's portfolio is managed by Scott A. Mather. Mr. Mather is a Managing Director of PIMCO, and he has managed the Portfolio since March 2014.
     In addition, effective immediately, the table in the "Management of the Portfolio-Individual Portfolio Managers" section of the Prospectuses is deleted and replaced with the following:








Portfolio

Portfolio
Manager

Since

Recent Professional Experience
PIMCO
Global
Bond
(Unhedg
ed)

Scott A. Mather

3/14

Managing Director, PIMCO. He is
a member of PIMCO's Investment
Committee and head of global
portfolio management. Mr. Mather
joined PIMCO in 1998.
Investors Should Retain This Supplement for Future Reference
PVIT_SUPP6_030314

PIMCO Variable Insurance Trust
Supplement dated March 3, 2014 to the
Statement of Additional Information dated April 30, 2013, as supplemented from time to time (the "SAI")
Disclosure Related to the PIMCO Global Bond Portfolio
(Unhedged) (the "Portfolio")
     Effective immediately, the Portfolio's portfolio will be managed by Scott A. Mather. Therefore, effective immediately, corresponding changes are made in the table and accompanying footnotes in the "Portfolio Managers-Other Accounts Managed" section of the SAI.
     In addition, effective immediately, the following sentence is added to the end of the paragraph immediately preceding the above table:
Effective March 3, 2014, the PIMCO Global Bond Portfolio
(Unhedged) is managed by Scott A. Mather.
     Additionally, effective immediately, corresponding changes are made in the table in the "Portfolio Managers-Securities Ownership" section of the SAI.
Investors Should Retain This Supplement For Future Reference
PVIT_SUPP7_030314